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                                                                  EXHIBIT 99.7

                       TELEBANC FINANCIAL CORPORATION

                     NONQUALIFIED STOCK OPTION AGREEMENT

                             (Four-Year Vesting)

     THIS STOCK OPTION AGREEMENT (the "Option Agreement") is made as of the _____ day of ________, _____ by and between TELEBANC FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and ___________, an employee of the Company or of a subsidiary of the Company (the "Optionee").

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is desirable and in its best interests to grant to the Optionee an option to purchase a certain number of shares of the Company's Common Stock, $_________ par value (the "Stock") in order to provide the Optionee with an incentive to advance the interests of the Company, all according to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.  Grant of Option.  The Company hereby grants to the Optionee the right and
    ---------------
option (the "Option") to purchase from the Company, on the terms and subject to the conditions hereinafter set forth, _________ shares of Stock. The Option shall not constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The date of grant of this Option is _________, _____ (the "Grant Date").

2.  Price.  The purchase price (the "Option Price") for the shares of Stock
    -----
subject to the Option granted by this Option Agreement is $__________ per share.
3.  Exercise of Option.  Except as otherwise provided herein, the Option granted
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pursuant to this Option Agreement shall be subject to exercise as follows:

A.  Time of Exercise of Option.  The Optionee may exercise the Option (subject
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to the limitations on exercise set forth in Subsection G below), in whole or in part, at any time and from time to time, to the extent that the Option has become exercisable in accordance with this Section 3.A; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option. The Option shall be exercisable to the extent of 20% of the shares specified in Section 1 above from and after the Grant Date, shall become exercisable with respect to an additional 20% of the total number of shares subject to the Option on the date that is 12 months after the Grant Date (the "Vesting Date") and with respect to an additional 20% of the number of such shares on each of the next two succeeding anniversaries of the Vesting Date, and shall be exercisable in full on the third anniversary of the Vesting Date, in each case so long as the Optionee continues to be employed by the Company or any "subsidiary corporation" thereof within the meaning of Section 424(f) of the Code (a "Subsidiary") on the Vesting Date and each such anniversary thereof.
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B.  Exercise by Optionee.  During the lifetime of the Optionee, only the
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Optionee (or, in the event of the Optionee's legal incapacity or incompetence, the Optionee's guardian or legal representative) or a permitted transferee of the Optionee may exercise the Option.

C.  Termination of Employment.
    -------------------------

(i)  In General.  The Optionee may exercise the Option only while the Optionee
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     is employed by the Company or a Subsidiary, or for three months thereafter, after which the Option shall terminate, except as provided in Subsections C(ii), D, and E of this Section. Upon the Optionee's termination of employment, the Optionee may (subject to the limitations on exercise set forth in Subsection G below) exercise all or any part of the Option, to the extent that the Option had become exercisable under Section 3.A. hereof immediately before such termination at any time within three months after termination of employment and prior to the termination of the Option as set forth in Subsection F of this Section.

(ii) Termination Following Change in Control.  If the Optionee's employment is
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     terminated involuntarily and other than for cause, as defined below, or voluntarily for "good reason," as defined below, within two years following a Change in Control, as defined below, the Optionee may (subject to the limitations on exercise set forth in Subsection G below) exercise the Option at any time after termination of employment and before the earlier of three years after such termination of employment or the termination of the Option, as set forth in Subsection F of this Section, whether or not the Option had become exercisable under Section 3.A. hereof at the time of the termination of employment. For purposes of this Subsection C(ii): (A) termination for "cause" shall mean termination because of the Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of any employment agreement between the Optionee and the Company or a Subsidiary; (B) "good reason" shall mean a material reduction in the position, authority, duties, or responsibilities of the Optionee from those that existed prior to the change in control or reduction in the Optionee's job stature as reflected in his title and (C) a "Change in Control" shall be deemed to occur if any person shall (a) acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of the issued and outstanding stock of TeleBanc (except that no Change in Control shall be deemed to have occurred if the persons who were stockholders of TeleBanc immediately before such acquisition own all or substantially all of the voting stock or other interests of such person immediately after such transaction), or (b) have the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. A "person" for this purpose shall mean any person, corporation partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") other than those persons who beneficially own, or have outstanding options or warrants to acquire, more than five percent of the voting stock of TeleBanc as of the Grant Date. A person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Exchange Act.

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D.  Death.  In the event of the Optionee's death while employed by the Company
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or a Subsidiary, the Option shall be exercisable whether or not it had become exercisable immediately before the Optionee's death under Section 3.A. hereof and, in such event or in the event of the Optionee's death during the period following the termination of employment with the Company or a Subsidiary in which the Option was exercisable pursuant to Subsection C or E of this Section, the personal representative or legatees or distributees of the Optionee's estate, as the case may be, shall have the right (subject to the limitations on exercise set forth in Subsection G below) to exercise all or part of the Option at any time within one year after the Optionee's death and before the termination of the Option as set forth in Subsection F of this Section.

E.  Disability.  If the Optionee's termination of employment is by reason of
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"permanent and total disability" (within the meaning of Section 22(e)(3) of the
Code) the Optionee or the guardian or legal representative shall have the right (subject to the limitations on exercise set forth in Subsection G below) to exercise all or any part of the Option, whether or not the Option had become exercisable under Section 3.A. hereof at the time of the termination of employment, at any time within one year after such termination of employment and before the termination of the Option as set forth in Subsection F of this Section.

F.  Termination of Option.  The Option shall terminate upon the earliest of (i)
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the expiration of a period of ten years from the Grant Date; or (ii) three months after the Optionee's termination of employment with the Company or a Subsidiary, unless such termination falls within the scope of Subsection C(ii), D, or E of this Section; or (iii) in the event the Optionee's termination of employment with the Company or a Subsidiary falls within the scope of Subsection C(ii), D, or E of this Section, upon the expiration of the period after the Optionee's termination of employment within which the Option is exercisable as specified in Subsection C(ii), D, or E of this Section, whichever is applicable.

G.  Limitations on Exercise of Option.  Notwithstanding the foregoing
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Subsections of this Section, in no event may the Option be exercised, in whole or in part, after ten years following the Grant Date, or after the occurrence of an event referred to in Section 7 below that results in termination of the Option. In no event may the Option be exercised for a fractional share. If (i) the vesting or exercise of the Option or any other benefit under this Agreement, together with all other payments or benefits to or for the Optionee under any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee and the Company or any Subsidiary (the "Other Agreements") and any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee (including groups or classes of employees of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Plan"), would be considered an "excess parachute payment" within the meaning of Code Section 280G (a "Parachute Payment"), and (ii) the net proceeds to the Optionee or other person exercising the Option, after reduction for any applicable federal excise tax imposed by (S) 4999 of the Code and federal income tax imposed by the Code, would be less than the amount of such net proceeds, after reduction for federal income taxes, resulting from the application of the limitation specified in the next sentence, then the extent to which Options shall become vested and exercisable as a result of a Change in Control shall be limited to the extent necessary so that no excise tax would imposed by (S) 4999 of the Code. In determining whether any such reduction

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is to apply, the Company shall consult with legal and tax counsel, as appropriate. In the event of a disagreement as to the application of (S)(S) 280G or 4999 of the Code to such payments and benefits, at the request of the Optionee or other person exercising the Option, the Company will request a ruling from the Internal Revenue Service or will obtain an opinion of counsel with respect to such matters, or will take such other action as is reasonably appropriate to resolve the matter.

4.  Method of Exercise of Option.  Subject to the terms and conditions of this
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Option Agreement, the Option may be exercised by delivering written notice of exercise to the Company, at its principal office, addressed to the attention of the Committee, which notice shall specify the number of shares for which the Option is being exercised, and, except as provided herein, shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value on the date of exercise; (iii) by delivering a written direction to the Company that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the option are delivered to the Company by a broker upon receipt of stock certificates from the Company) or a cashless exercise/loan procedure (pursuant to which the optionee would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to the Company whereby the stock certificate or certificates for the shares of Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that the Company, may, in its judgment, be required to withhold with respect to the exercise of the Option; or
(iv) by a combination of the methods described in (i), (ii) and (iii). Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the cashless exercise/sale procedure described above. If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of the Option as provided for above, the Company shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased. If (a) the Option is exercised before the date that is six months from the Grant Date and (b) a sale of the shares of Stock purchased under the Option would subject the individual exercising the Option to liability under Section 16 of the Exchange Act then such certificate or certificates shall bear a legend restricting the transfer of the Stock covered thereby until the expiration of six months from the Grant Date.

5.  Limitations on Transfer.  The Option is not transferable by the Optionee,
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other than by will or the laws of descent and distribution in the event of death of the Optionee.

6.  Rights as Shareholder.  Neither the Optionee nor any executor,
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administrator, distributee, or legatee of the Optionee's estate shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Stock transferable hereunder unless and until such shares have been fully paid and certificates representing such shares have been

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endorsed, transferred, and delivered and the name of the Optionee (or of such personal representative, administrator, distributee, or legatee of the Optionee's estate) has been entered as the shareholder of record on the books of the Company.

7.  Effect of Changes in Capitalization.
    -----------------------------------

A.  Changes in Stock.  If the outstanding shares of Stock are increased or
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decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Grant Date, a proportionate receipt and appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Option Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share. If there is a distribution payable in the capital stock of a subsidiary corporation of the Company ("Spin-off Shares"), to the extent consistent with Treasury Regulation Section 1.425-1(a)(6) or the corresponding provision of any subsequent regulation, the Option shall thereafter additionally pertain to the number of Spin-off Shares that would have been received in such distribution by a shareholder of the Company who owned a number of shares of Common Stock equal to the number of shares that are subject to the Option at the time of such distribution, and the aggregate Option Price of the Option shall be allocated between the Spin-off Shares and the Common Stock in proportion to the relative fair market values of a Spin-off Share and a share of Common Stock immediately after the distribution of Spin-off Shares.

B.  Reorganization in Which the Company Is the Surviving Corporation. Subject to
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Subsection C of this Section, if the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

C.  Reorganization in Which the Company Is Not the Surviving Corporation or Sale
    ----------------------------------------------------------------------------
of Assets or Stock.  Upon the consolidation or liquidation of the Company, or
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upon a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board, that results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Company, the Option hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation and/or the assumption of the Option, or for the substitution for the Option of new

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options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Option shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, the Optionee shall have the right (subject to the limitations on exercise set forth in Subsection G of Section 3 above), for 30 days immediately prior to the occurrence of such termination, to exercise the Option in whole or in part. The Company shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Company gives notice thereof to its shareholders.

D.  Adjustments.  Adjustments specified in this Section relating to stock or
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securities of the Company shall be made by the Board or the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional share of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

8.  General Restrictions.  The Company shall not be required to sell or issue
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any shares of Stock under the Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically, in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Option, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to it that the holder of the Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable unless and until the shares of Stock covered by the Option are registered or are subject to an available exemption from registration, the exercise of the Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

9.  Withholding of Taxes.  The parties hereto recognize that the Company or a
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Subsidiary may be obligated to withhold federal and local income taxes and
Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of

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the Option. The Optionee agrees that the Company or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Company or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalent or by the withholding of shares of Stock

10.  Disclaimer of Rights.  No provision in this Option Agreement shall be
     --------------------
construed to confer upon the Optionee the right to be employed by the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Company or any Subsidiary.

11.  Interpretation of this Option Agreement.  All decisions and interpretations
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made by the Committee or the Board with regard to any question arising under this Option Agreement shall be binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

12.  Governing Law.  This Option Agreement is executed pursuant to and shall be
     -------------
governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

13.  Binding Effect.  Subject to all restrictions provided for in this Option
     --------------
Agreement and by applicable law relating to assignment and transfer of this Option Agreement and the option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

14.  Notice.  Any notice hereunder by the Optionee to the Company shall be in
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writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Committee, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Optionee. Any notice hereunder by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Company.

15.  Entire Agreement.  This Option Agreement constitutes the entire agreement
     ----------------
and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof, other than any written employment agreement to which the Optionee is a party. Neither this Option Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Option
Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.

ATTEST:                                TELEBANC FINANCIAL CORPORATION


---------------------------            By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------


                                       OPTIONEE:


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                                       ADDRESS FOR NOTICE TO OPTIONEE:



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                                       Number    Street



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                                       City  State  Zip Code

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